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                                                                  Exhibit 3(ii)


                                   B Y L A W S
                                       OF
                                ICHOR CORPORATION
                            (a Delaware Corporation)



                                    ARTICLE I

                    Registered Agent, Offices and Fiscal Year

         Section 1.01. Registered Agent; Registered Office. - The registered agent of the corporation in the State of Delaware shall be The Corporation Trust Company, and registered office of the corporation in the State of Delaware shall be at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, until otherwise changed by an amendment to the Certificate of Incorporation (the "Certificate") or by the board of directors and a record of such change is filed with the Delaware Department of State in the manner provided by law.

         Section 1.02. Other Offices. - The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

         Section 1.03. Fiscal Year. - The fiscal year of the corporation shall begin on the first day of January in each year.

                                   ARTICLE II
                      Notice - Waivers - Meetings Generally

         Section 2.01. Manner of Giving Notice.

         (a) General Rule. - Whenever written notice is required to be given to any person under the provisions of the Delaware General Corporation Law or by the Certificate or these bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to the address (or to the telex, TWX, facsimile or telephone number) of the person appearing on the books of the corporation or, in the case of directors, supplied by the director to the corporation for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex, TWX or facsimile transmission, when dispatched or transmitted. A notice of meeting shall specify the place, date and hour of the meeting and any other information required by any other provision of the Delaware General Corporation Law, the Certificate or these bylaws.

         (b) Bulk Mail. - If the corporation has more than 30 stockholders, notice of any regular or special meeting of the stockholders, or any other notice required by the Delaware General Corporation Law or by the Certificate or these bylaws to be given to all stockholders or to all holders of a class or series of shares, may be given by any class of postpaid mail if the notice is deposited in the United States mail at least twenty (20) days prior to the day named for the meeting for any corporate or stockholder action specified in the notice.


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         (c) Adjourned Stockholder Meetings. - When a meeting of stockholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement of the time and place thereof at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if the board fixes a new record date for the adjourned meeting, notice of the adjourned meeting shall be given in accordance with Section 2.03 of these bylaws.

         Section 2.02. Notice of Meetings of Board of Directors. - Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in person or in writing at least twenty-four (24) hours (in the case of notice by telephone, telex, TWX or facsimile transmission) or forty-eight (48) hours (in the case of notice by telegraph, courier service or express mail) or five (5) days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board need be specified in a notice of the meeting.

         Section 2.03. Notice of Meetings of Stockholders.

         (a) General Rule. - Except as otherwise provided in Section 2.01(b) hereof, written notice of every meeting of the stockholders shall be given by, or at the direction of, the Secretary or other authorized person to each stockholder of record entitled to vote at the meeting at not less than ten (10) nor more than sixty (60) days prior to the day named for a meeting. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of stockholders, the notice shall specify the purpose or purposes for which the meeting is called.

         Section 2.04. Waiver of Notice.

         (a) Written Waiver. - Whenever any notice is required to be given under the provisions of the Delaware General Corporation Law, the Certificate or these bylaws, a written waiver thereof, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the notice. Neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting.

         (b) Waiver by Attendance. - Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         Section 2.05. Modification of Proposal Contained in Notice. - Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Delaware General Corporation Law or the Certificate or these bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

         Section 2.06. Exception to Requirement of Notice.

         (a) General Rule. - Whenever any notice or communication is required to be given to any person under the provisions of the Delaware General Corporation Law or by the Certificate or these bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any



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corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

         (b) Stockholders Without Forwarding Addresses. - Notice or other communications need not be sent to any stockholder with whom the corporation has been unable to communicate for more than twenty-four (24) consecutive months because communications to the stockholder are returned unclaimed or the stockholder has otherwise failed to provide the corporation with a current address. Whenever the stockholder provides the corporation with a current address, the corporation shall commence sending notices and other communications to the stockholder in the same manner as to other stockholders.

         Section 2.07. Use of Conference Telephone and Similar Equipment. - Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the stockholders of the corporation, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

                                   ARTICLE III

                                  Stockholders

         Section 3.01. Place of Meeting. - All meetings of the stockholders of the corporation shall be held at such place, either within or outside of the State of Delaware, as may be designated by the board of directors in the notice of a meeting.

         Section 3.02. Annual Meeting. - The board of directors may fix and designate the date and time of the annual meeting of the stockholders, but if no such date and time is fixed and designated by the board, the meeting for any calendar year shall be held on the third Thursday in July in such year, if not a legal holiday under the laws of the jurisdiction in which the corporation's principal office is located, and, if a legal holiday, then on the next succeeding business day, at 10:00 o'clock A.M., and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting. If there be a failure to hold the annual meeting for a period of 30 days after the date designated therefor, or if no date has been designated, for a period of thirteen months after the last annual meeting of the corporation, the Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

         Section 3.03. Special Meetings. - Special meetings of the stockholders may be called at any time by resolution of the board of directors, which may fix the date, time and place of the meeting. If the board does not fix the date, time or place of the meeting, it shall be the duty of the Secretary to do so. A date fixed by the secretary shall not be more than 60 days after the date of the adoption of the resolution of the board calling the special meeting.

         Section 3.04. Quorum and Adjournment.

         (a) General Rule. - A meeting of stockholders of the corporation duly called shall not be organized for the transaction of business unless a quorum is present. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter. Shares of the corporation owned, directly or indirectly, by it shall not be counted in determining the total number of outstanding shares for quorum purposes at any given time.


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         (b) Withdrawal of a Quorum. - The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         (c) Adjournments Generally. - Any regular or special meeting of the stockholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the stockholders present and entitled to vote shall direct.

         (d) Electing Directors at Adjourned Meeting. - Those stockholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

         (e) Other Action in Absence of Quorum. - Those stockholders entitled to vote who attend a meeting of stockholders that has been previously adjourned for one or more periods aggregating at least fifteen (15) days because of an absence of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those stockholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

         Section 3.05. Action by Stockholders - Except as otherwise provided in the Delaware General Corporation Law or the Certificate or these bylaws, whenever any corporate action is to be taken by vote of the stockholders of the corporation, it shall be authorized upon receiving the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon and, if any stockholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the stockholders entitled to vote as a class.

         Section 3.06 Organization - At every meeting of the stockholders, the Chairman of the Board, if there be one, or, in the case of vacancy in office or absence of the Chairman of the Board, one of the following persons present in the order stated: the Vice Chairman of the Board, if there be one, the President, the vice presidents in their order of rank and seniority, or a person chosen by vote of the stockholders present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant secretary, or, in the absence of both the Secretary and assistant secretaries, a person appointed by the chairman of the meeting, shall act as secretary of the meeting.

         Section 3.07. Voting Rights of Stockholders - Unless otherwise provided in the Certificate, every stockholder of the corporation shall be entitled to one vote for every share standing in the name of the stockholder on the books of the corporation.

         Section 3.08. Voting and Other Action by Proxy.

         (a) General Rule. -

                  (1) Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the stockholder by proxy.



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                  (2) The presence of or vote or other action at a meeting of stockholders by a proxy of a stockholder shall constitute the presence of or vote or action by the stockholder.

                  (3) Where two or more proxies of a stockholder are present, the corporation shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

         (b) Execution and Filing. - Every proxy shall be executed in writing by the stockholder or by the duly authorized attorney-in-fact of the stockholder and filed with the Secretary of the corporation. A telegram, telex, cable gram, datagram or similar transmission from a stockholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a stockholder or attorney-in-fact:

                  (1) may be treated as properly executed for purposes of this subsection; and

                  (2) shall be so treated if it sets forth or be submitted with information from which it can be determined that such transmission was authorized by the stockholder.

         (c) Revocation. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the corporation.

         (d) Expenses - The corporation shall pay the reasonable expenses of solicitation of votes, proxies or consents of stockholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

         Section 3.09. Voting by Fiduciaries and Pledgees - Shares of the corporation standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A stockholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

         Section 3.10. Voting by Joint Holders of Shares.

         (a) General Rule. - Where shares of the corporation are held in the names of two or more persons, whether as joint tenants, tenants in common, as fiduciaries or otherwise:

                  (1) if only one votes, his or her vote binds all;

                  (2) if more than one vote, the act of the majority so voting binds all;

                  (3) if more than one vote, but the vote is evenly split on any particular matter, the voting of the shares shall be divided proportionally among the persons so voting the shares.


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         (b) Exception. - If there has been filed with the Secretary of the corporation a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons, shall be entitled to vote the shares but only in accordance therewith.

         Section 3.11. Voting by Corporations.

         (a) Voting by Corporate Stockholders. - Any corporation that is a stockholder of this corporation may vote at meetings of stockholders of this corporation by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its articles of incorporation or bylaws (a copy of which resolution or provision is certified to be correct by one of its officers, has been filed with the Secretary of this corporation) is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

         (b) Controlled Shares. - Shares of this corporation owned, directly or indirectly, by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for voting purposes at any given time.

         Section 3.12. Determination of Stockholders of Record.

         (a) Fixing Record Date. - The board of directors may fix a date prior to the date of any meeting of stockholders as a record date for the determination of the stockholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than sixty (60) days nor less than ten (10) days prior to the date of the meeting of stockholders. Only stockholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the corporation after any record date fixed as provide in this subsection. The board of directors may similarly fix a record date for the determination of stockholders of record for any other purpose. When a determination of stockholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

         (b) Determination When a Record Date is Not Fixed. - If a record date is not fixed:

                  (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given.

                  (2) The record date for determining stockholders for the purpose of any other lawful action shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         (c) Certification by Nominee. - The board of directors may adopt a procedure whereby a stockholder of the corporation may certify in writing to the corporation that all or a portion of the shares registered in the name of the stockholder are held for the account of a specified person or persons. Upon receipt by the corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.


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         Section 3.13. Voting Lists.

         (a) General Rule. - The officer or agent having charge of the stock ledger or transfer books for shares of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting of stockholders, arranged in alphabetical order, with the address of and the number of shares held by each. The list shall be produced and kept open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting.

         (b) Effect of List. - Failure to comply with the requirements of this section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any stockholder entitled to vote thereat to examine the list; however, upon the willful neglect or refusal of the directors to produce such a list at any meeting of directors, they shall be ineligible for election to any office at such meeting. The stock ledger or transfer book shall be the only evidence as to who are the stockholders entitled to examine the list, the stock ledger or transfer book or the books of the corporation, or to vote at any meeting of stockholders.

         Section 3.14. Inspectors of Election.

         (a) Appointment. - In advance of any meeting of stockholders of the corporation, the board of directors shall appoint one or more inspectors of election, who need not be stockholders, to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the presiding officer of the meeting shall appoint one or more inspectors to act of election at the meeting. The number of inspectors shall be one or three. A person who is a candidate for an office to be filled at the meeting shall not act as an inspector.

         (b) Vacancies. - In case any person appointed as a inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer thereof.

         (c) Duties - The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by stockholders or the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three inspectors of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

         (d) Report - On request of the presiding officer of the meeting or of any stockholder, the judges shall make a report in writing of any challenge or question or matter determined by them, and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated therein.

         Section 3.15. Minors as Security Holders. - The corporation may treat a minor who holds shares or obligations of the corporation as having capacity to receive


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and to empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of stockholders or the transfer agent of the corporation or, in the case of payments or distributions on obligations, the Treasurer or paying agent has received written notice that the holder is a minor.

         Section 3.16 Consent of Stockholders in Lieu of Meeting.

         Any action required by the Delaware General Corporation Law to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all share entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceeding of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                                   ARTICLE IV

                               Board of Directors

         Section 4.01. Powers; Personal Liability.

         (a) General Rule. - Unless otherwise provided by statute, all powers vested by law in the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, the board of directors.

         (b) Personal Liability of Directors. -

         A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (A) for any breach of the director's duty of loyalty to the corporation or its stockholders, (B) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (C) under Section 174 of the Delaware General Corporation Law or (D) for any transaction from which the director derives an improper personal benefit. If the Delaware General Corporation Law is amended after this Section
4.01 (b) becomes effective to authorize elimination or limitation of liability of directors, then, upon the effective date of any such amendment, the liability of a director of the corporation shall, without further act, be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of this section by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         Section 4.02. Qualifications and Selection of Directors.

         (a) Qualifications. - Each director of the corporation shall be a natural person of full age who need not be a resident of the State of Delaware or a stockholder of the corporation.


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         (b) Election of Directors. - In elections for directors, voting need not be by ballot, unless required by vote of the stockholders before the voting for the election of directors begins. The candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of stockholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

         Section 4.03. Number and Term of Office.

         (a) Number. - The board of directors shall consist of such number of directors, not less than three (3) nor more than fifteen (15), as may be determined from time to time by resolution of the board of directors.

         (b) Term of Office. - Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

         (c) Resignation. - Any director may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as shall be specified in the notice of resignation.

         (d) Classified Board of Directors - The directors shall be classified in respect of the time for which they shall severally hold office as follows:

                  (1) Each class shall be as nearly equal in number as possible.

                  (2) The term of office of at least one class shall expire in each year.

                  (3) With the exception of the classes of the initial board of directors, the members of each class shall be elected for a period of three years.

                  (4) The initial Board of Directors shall be classified into three (3) classes with (i) Class I serving until the annual meeting of stockholders next following January 31, 1998; (ii) Class II serving until the annual meeting of stockholders next following January 31, 1999; (ii) and Class III serving until the annual meeting of stockholders next following January 31, 1997; in each case such directors shall serve until a successor has been duly elected and qualified, or until his or her earlier death, resignation or removal.

         Section 4.04. Vacancies.

         (a) General Rule. - Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next selection of the class for which such director has been chosen, and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.




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         (b) Action by Resigned Directors - When one or more directors resign from the board effective at a future date, the directors then in office, including those who have so resigned, shall have power by the applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

         Section 4.05. Removal of Directors. - The entire board of directors, or any class of the board, or any individual director may be removed from office by vote of the stockholders entitled to vote thereon without assigning any cause. In case the board or a class of the board or any one or more directors are so removed, new directors may be elected at the same meeting.

         Section 4.06. Place of Meetings. - Meetings of the board of directors may be held at such place within or without the State of Delaware as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

         Section 4.07. Organization of Meetings. - At every meeting of the board of directors, the Chairman of the Board, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following offices present in the order stated: the Vice Chairman of the Board, if there be one, the President, the vice presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in the absence of the Secretary, an assistant secretary, or, in the absence of the Secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act a secretary of the meeting.

         Section 4.08. Regular Meetings. - Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

         Section 4.09. Special Meetings - Special meetings of the board of directors shall be held whenever called by the Chairman or by two or more of the directors.

         Section 4.10. Quorum of and Action by Directors.

         (a) General Rule. A majority of the directors in office of the corporation shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the board of directors.

         (b) Action by Written Consent - Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent or consents thereto signed by all the directors in office is filed with the Secretary of the corporation.

         Section 4.11. Executive and Other Committees.

         (a) Establishment and Powers - The board of directors may, by resolution adopted by a majority of the entire board, establish one or more committees consisting of one or more directors of the corporation. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

                  (1) The amendment of the Certificate (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the Delaware General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any class or classes of stock for the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series).

                  (2) The adoption of an agreement of merger or consolidation under Sections 251, 252, 254, 255, 256, 257, 258, 263 or 264 of the Delaware
General Corporation Law.

                  (3) The recommendation to the stockholders of a sale, lease or exchange of all or substantially all of the corporation's property and assets.

                  (4) The recommendation to the stockholders of a dissolution of the corporation or revocation of a dissolution.

                  (5) The amendment of these bylaws.

         (b) Alternate Committee Members - The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

         (c) Term. - Each committee of the board shall serve at the pleasure of the board.

         (d) Committee Procedures. - The term "board of directors" or "board," when used in any provision of these bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board.

         Section 4.12. Compensation. - The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the corporation.

                                    ARTICLE V

                                    Officers

         Section 5.01. Number, Qualifications and Designation. -The officers of the corporation shall be a President, one or more vice presidents, a Secretary, a Treasurer, and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or stockholders of the corporation and shall be natural persons of full age. The board of directors may elect from among the members of the board a Chairman of the Board and a Vice Chairman of the Board who shall be officers of the corporation. Any number of offices may be held by the same person.

         (b) Bonding. - The corporation may secure the fidelity of any or all of its officers by bond or otherwise.

         (c) Standard of Care. - In lieu of the standards of conduct otherwise provided by law, officers of the corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the corporation.

         Section 5.02. Election, Term of Office and Resignations.

         (a) Election and Term of Office. - The officers of the corporation, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors, and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal.

         (b) Resignations. - Any officer may resign at any time upon written notice to the corporation. The resignation shall be effective upon receipt thereof by the corporation or at such subsequent time as may be specified in the notice of resignation.

         Section 5.03. Subordinate Officers, Committees and Agents. - The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the corporation may require, including one or more assistant secretaries, and one or more assistant treasurers, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

         Section 5.04. Removal of Officers and Agents. - Any officer or agent of the corporation may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         Section 5.05. Vacancies. - A vacancy in any office because of death, resignation, removal, disqualification, or any other cause, may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these bylaws prescribe a term, shall be filled for the unexpired portion of the term.

         Section 5.06. Authority. - All officers of the corporation, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these bylaws.

         Section 5.07. The Chairman and Vice Chairman of the Board. - The Chairman of the Board or in the absence of the Chairman, the Vice Chairman of the Board, shall preside at all meetings of the stockholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

         Section 5.08. The President. The President shall have general supervision over the business and operations of the corporation, subject however, to the control of the board of directors and, if the Chairman of the Board is the Chief Executive Officer of the corporation, the Chairman of the Board. The President shall sign, execute, and acknowledge, in the name of the corporation, deeds, mortgages, bonds, contracts or other instruments, authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, or by these bylaws, to some other officer or agent of the corporation; and, in general, shall perform all duties incident to the office of president and such other duties as from time to time may be assigned by the board of directors and, if the Chairman of the Board is the Chief Executive Officer of the corporation, the Chairman of the Board.

         Section 5.09. The Vice Presidents. - The vice presidents shall perform the duties of the President in the absence of the President and such other duties as may from time to time be assigned to them by the board of directors or the President.

         Section 5.10. The Secretary. - The Secretary or an assistant secretary shall attend all meetings of the stockholders and of the board of directors and all committees thereof and shall record all the votes of the stockholders and of the directors and the minutes of the meetings of the stockholders and of the board of directors and of committees of the board in a book or books to be kept for that purpose; shall see that notices are given and records and reports properly kept and filed by the corporation as required by law; shall be the custodian of the seal of the corporation and see that it is affixed to all documents to be executed on behalf of the corporation under its seal; and, in general, shall perform all duties incident to the office of secretary, and such other duties as may from time to time be assigned by the board of directors or the President.

         Section 5.11. The Treasurer. - The Treasurer or an assistant treasurer shall or provide for the custody of the funds or other property of the corporation; shall collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the corporation; shall deposit all funds in his or her custody as treasurer in such banks or other places of deposit as the board of directors may from time to time designate; shall, whenever so required by the board of directors, render an account showing all transactions as Treasurer, and the financial condition of the corporation; and, in general, shall discharge such other duties as may from time to time be assigned by the board of directors or the President.

         Section 5.12. Salaries. - The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the President or by such other officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving such salary or other compensation by reason of the fact that the officer is also a director of the corporation.

                                   ARTICLE VI

                      Certificates of Stock, Transfer, Etc.

         Section 6.01. Share Certificates.

         (a) Form of Certificates. - Certificates for shares of the corporation shall be in such form as approved by the board of directors, and shall state that the corporation is incorporated under the laws of the State of Delaware, the name of the person to whom issued, and the number and class of shares and the designation of the series (if any) that the certificate represents. If the corporation is authorized to issue shares of more than one class or series, certificates for shares of the corporation shall set forth upon the face or back of the certificate (or shall state on the face or back of the certificate that the corporation will furnish to any stockholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the corporation.

         (b) Stock Ledger. - The stock ledger or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

         Section 6.02. Issuance. - The share certificates of the corporation shall be numbered and registered in the stock ledger or transfer books of the corporation as they are issued. They shall be executed in such manner as the board of directors shall determine. In case any officer, transfer agent or registrar who has signed or authenticated, or whose facsimile signature or authentication has been placed upon, and share certificate shall have ceased to be such officer, transfer agent or registrar because of death, resignation or otherwise, before the certificate is issued, the certificate may be issued with the same effect as if the officer, transfer agent or registrar had not ceased to be such at the date of its issue. The provisions of this Section 6.02 shall be subject to any inconsistent or contrary agreement in effect at the time between the corporation and any transfer agent or registrar.

         Section 6.03. Transfer. - Transfers of shares shall be made on the share register or transfer books of the corporation upon surrender of the certificate therefor, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing. No transfer shall be made inconsistent with the applicable provisions of the Uniform Commercial Code as in effect in the State of Delaware and its amendments and supplements.

         Section 6.04. Record Holder of Shares. - The corporation shall be entitled to treat the person in whose name any share or shares of the corporation stand on the books of the corporation as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or shares on the part of any other person.

         Section 6.05. Lost, Destroyed or Mutilated Certificates. The holder of any shares of the corporation shall immediately notify the corporation of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or, in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction and, if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

                                   ARTICLE VII

                   Indemnification of Directors, Officers and
                        Other Authorized Representatives

         Section 7.01. Scope of Indemnification.

         (a) The corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify every person who is or was a party, or is threatened to be made a party, to (i) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or (ii) any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person serves or has served at any time as a director or officer of the corporation, or who at the request of the corporation serves or at any time has served as a director or officer of another corporation (including subsidiaries of the corporation) or of any partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law. Such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. The corporation may also indemnify any and all other persons whom it shall have power to indemnify under any applicable law from time to time in effect to the extent authorized by the Board of Directors and permitted by such law. The indemnification provided by this Section 7.01 shall not be deemed exclusive of any other rights to which any person may be entitled under any provision of the Certificate, these bylaws, any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (b) Partial Payment. - If an indemnified representative is entitled to indemnification in respect of a portion, but not all, of any liabilities to which such person may be subject, the corporation shall indemnify such indemnified representative to the maximum extent for such portion of the liabilities.

         (c) Presumption. - The termination of a proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the indemnified representative is not entitled to indemnification.

         (d) Definitions. - Four purposes of this Article:

                  (1) "indemnified capacity" means any and all past, present and future service by an indemnified representative in one or more capacities as a director, officer, employee or agent of the corporation, or, at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise;

                  (2) "indemnified representative" means any and all directors and officers of the corporation and any other person designated as an indemnified representative by the board of directors of the corporation (which may, but need not, include any person serving at the request of the corporation, as a director, officer, employee, agent, fiduciary or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise);

                  (3) "liability" means any damage, judgment, amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or cost or expense of any nature (including, without limitation, attorneys' fees and disbursements); and

                  (4) "proceeding" means any threatened, pending or completed action, suit, appeal or other proceeding of any nature, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation, a class of its security holders or otherwise.

         Section 7.02. Proceedings Initiated by Indemnified Representatives. - Notwithstanding any other provision of this Article, the corporation shall not indemnify under this Article an indemnified representative for any liability incurred in a proceeding initiated (which shall not be deemed to include counter claims or affirmative defenses) or participated in as an intervenor or amicus curiae by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of a majority of the directors in office. This section does not apply to reimbursement of expenses incurred in successfully prosecuting or defending an arbitration under Section 7.06 or otherwise successfully prosecuting or defending the rights of an indemnified representative granted by or pursuant to this Article.

         Section 7.03. Advancing Expenses. - The corporation shall pay the expenses (including attorneys' fees and disbursements) incurred in good faith by an indemnified representative in advance of the final disposition of a proceeding described in Section 7.01 or the initiation of or participation in which is authorized pursuant to Section 7.02 upon receipt of an undertaking by or on behalf of the indemnified representative to repay the amount if it is ultimately determined pursuant to Section 7.06 that such person is not entitled to be indemnified by the corporation pursuant to this Article. The financial ability of an indemnified representative to repay an advance shall not be a prerequisite to the making of such advance.

         Section 7.04. Securing of Indemnification Obligations. -To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the board of directors shall deem appropriate. Absent fraud, the determination of the board of directors with respect to such amounts, costs, terms and conditions shall be conclusive against all security holders, officers and directors and shall not be subject to voidability.

         Section 7.05. Payment of Indemnification. - An indemnified representative shall be entitled to indemnification within 30 days after a written request for indemnification has been delivered to the Secretary of the corporation.

         Section 7.06. Arbitration.

         (a) General Rule. - Any dispute related to the right to indemnification, contribution or advancement of expenses as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 that the corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in the metropolitan area in which the principal executive offices of the corporation are located at the time, in accordance with the commercial arbitration rules then in effect of the American Arbitration Association, before a panel of three arbitrators, one of whom shall be selected by the corporation, the second of whom shall be selected by the indemnified representative and the third of whom shall be selected by the other two arbitrators. In the absence of the American Arbitration Association, or if for any reason arbitration under the arbitration rules of the American Arbitration Association cannot be initiated, and if one of the parties fails or refuses to select an arbitrator or the arbitrators selected by the corporation and the indemnified representative cannot agree on the selection of the third arbitrator within 30 days after such time as the corporation and the indemnified representative have each been notified of the selection of the other's arbitrator, the necessary arbitrator or arbitrators shall be selected by the presiding judge of the court of general jurisdiction in such metropolitan area.

         (b) Qualifications of Arbitrators. - Each arbitrator selected as provided herein is required to be or have been a director or executive officer of a corporation whose shares of common stock were listed during at least one year of such service on the New York Stock Exchange or the American Stock Exchange or quoted on the National Association of Securities Dealers Automated Quotations System.

         (c) Burden of Proof. - The party or parties challenging the right of an indemnified representative to the benefits of this Article shall have the burden of proof.

         (d) Expenses. - The corporation shall reimburse an indemnified representative for the expenses (including attorneys' fees and disbursements) incurred in successfully prosecuting or defending such arbitration.

         (e) Effect. - Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by any party in accordance with applicable law in any court of competent jurisdiction, except that the corporation shall be entitled to interpose as a defense in any such judicial enforcement proceeding any prior final judicial determination adverse to the indemnified representative under Section 7.01(a)(2) in a proceeding not directly involving indemnification under this Article. This arbitration provision shall be specifically enforceable.

         Section 7.07. Contribution. - If the indemnification provided for in this Article or otherwise is unavailable for any reason in respect of any liability or portion thereof, the corporation shall contribute to the liabilities to which the indemnified representative may be subject in such proportion as is appropriate to reflect the intent of this Article or otherwise.

         Section 7.08. Mandatory Indemnification of Directors, Officers, etc. - To the extent that an authorized representative of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) or (b) of the Delaware General Corporation Law or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such person in connection therewith.

         Section 7.09. Contract Rights; Amendment or Repeal. -All rights under this Article shall be deemed a contract between the corporation and the indemnified representative pursuant to which the corporation and each indemnified representative intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not affect any rights or obligations then existing.

         Section 7.10. Scope of Article. - The rights granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification, contribution or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an indemnified capacity and as to action in any other capacity. The indemnification, contribution and advancement of expenses provided by or granted pursuant to this Article shall continue as to a person who has ceased to be an indemnified representative in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

         Section 7.11. Reliance on Provisions. - Each person who shall act as an indemnified representative of the corporation shall be deemed to be doing so in reliance upon the rights of indemnification, contribution and advancement of expenses provided by this Article.

                                  ARTICLE VIII

                                  Miscellaneous

         Section 8.01. Corporate Seal. - The corporation shall have a corporate seal in the form of a circle containing the name of the corporation, the year of incorporation and such other details as may be approved by the board of directors. The affixation of the corporate seal shall not be necessary to the valid execution, assignment or endorsement by the corporation of any instrument or other document.

         Section 8.02. Checks. - All checks, notes, bills of exchange or other similar orders in writing shall be signed by such one or more officers or employees of the corporation as the board of directors may from time to time designate.

         Section 8.03. Contracts.

         (a) General Rule. - Except as otherwise provided in the Delaware General Corporation Law in the case of transactions that require action by the stockholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the corporation, and such authority may be general or confined to specific instances.

         (b) Statutory Form of Execution of Instruments. - Any note, mortgage, evidence of indebtedness, contract or other document, or any assignment or endorsement thereof, executed or entered into between the corporation and any other person, when signed by one or more officers or agents having actual or apparent authority to sign it, or by the President or Vice President and Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the corporation, shall be held to have been properly executed for and in behalf of the corporation, without prejudice to the rights of the corporation against any person who shall have executed the instrument in excess of his or her actual authority.

         Section 8.04. Interested Directors or Officers; Quorum.

         (a) General Rule. - A contract or transaction between the corporation and one or more of its directors or officers or between the corporation and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest, shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

                  (1) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and the board authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

                  (2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those stockholders; or

                  (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors or the stockholders.

         (b) Quorum. - Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board which authorizes a contract or transaction specified in subsection (a).

         Section 8.05. Deposits. - All funds of the corporation shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees of the corporation as the board of directors shall from time to time designate.

         Section 8.06. Corporate Records.

         (a) Required Records.- The corporation shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, stockholders and directors and a stock ledger giving the names and addresses of all stockholders and the number and class of shares held by each. The stock ledger shall be kept at either the registered office of the corporation in the State of Delaware or at its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

         (b) Right of Inspection. - Every stockholder shall, upon written demand under oath stating the purpose thereof, have a right to examine, in person or by agent or attorney, during the usual hours for business for any proper purpose, the stock ledger, list of stockholders and other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to the interest of the person as a stockholder. In every instance where an attorney or other agent is the person who seeks the right of inspection, the demand under oath shall be accompanied by a verified power of attorney or other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business wherever situated.

         Section 8.07. Amendment of Bylaws. - These bylaws may be amended or repealed, or new bylaws may be adopted, either (i) by vote of the stockholders at any duly organized annual or special meeting of stockholders, or (ii) by vote of a majority of the board of directors of the corporation in office at any regular or special meeting of directors. Any change in these bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.

                                    * * * * *